UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2013

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PHILLIPS EDISON – ARC SHOPPING CENTER REIT INC.

(Exact name of registrant specified in its charter)

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Maryland	000-54691	27-1106076
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

11501 Northlake Drive

Cincinnati, Ohio 45249

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (513) 554-1110

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

Pioneer Plaza

On October 18, 2013, Phillips Edison – ARC Shopping Center REIT Inc. (the “Company”), through a wholly-owned subsidiary, purchased a grocery-anchored shopping center containing 96,027 rentable square feet located on approximately 8.7 acres of land in Springfield, Oregon (“Pioneer Plaza”) for approximately $11.9 million, exclusive of closing costs.  The Company funded the purchase price with proceeds from its ongoing initial public offering.  Pioneer Plaza was purchased from KRC Pioneer Plaza, LLC, a Delaware limited liability company, which is not affiliated with the Company, its advisor or its sub-advisor.

Pioneer Plaza is approximately 85.5% leased to 18 tenants, including a Safeway grocery store, which occupies approximately 49.0% of the total rentable square feet of the shopping center.  Based on the current condition of Pioneer Plaza, the Company’s management does not believe that it will be necessary to make significant renovations to the property. The Company’s management believes Pioneer Plaza is adequately insured.

Fresh Market

On October 22, 2013, the Company, through a wholly-owned subsidiary, purchased a grocery-anchored shopping center containing 76,017 rentable square feet located on approximately 5.9 acres of land in Normal, Illinois (“Fresh Market”) for approximately $11.8 million, exclusive of closing costs.  A portion of the purchase price consisted of the assumption of a $6.0 million mortgage loan. The Company funded the remainder of the purchase price with proceeds from its ongoing initial public offering.  Fresh Market was purchased from Wisnor, LLC, a Wisconsin limited liability company, which is not affiliated with the Company, its advisor or its sub-advisor.

             Fresh Market is 100% leased to four tenants, including a Fresh Market grocery store, which occupies approximately 22.4% of the total rentable square feet of the shopping center.  Fresh Market also includes a Dick’s Sporting Goods and a Michael’s, which occupy approximately 39.6% and 31.6%, respectively, of the total rentable square feet of the shopping center.  Based on the current condition of Fresh Market, the Company’s management does not believe that it will be necessary to make significant renovations to the property. The Company’s management believes Fresh Market is adequately insured.

Courthouse Marketplace

On October 25, 2013, the Company, through a wholly-owned subsidiary, purchased a grocery-anchored shopping center containing 106,863 rentable square feet located on approximately 13.6 acres of land in Virginia Beach, Virginia (“Courthouse Marketplace”) for approximately $16.1 million, exclusive of closing costs.  The Company funded the purchase price with proceeds from its ongoing initial public offering.  Courthouse Marketplace was purchased from WBCMT 2007-C31 NIMMO RETAIL, LLC, a Virginia limited liability company, which is not affiliated with the Company, its advisor or its sub-advisor.

Courthouse Marketplace is approximately 82.9% leased to 15 tenants, including a Harris Teeter grocery store, which occupies approximately 45.6% of the total rentable square feet of the shopping center.  Based on the current condition of Courthouse Marketplace, the Company’s management does not believe that it will be necessary to make significant renovations to the property. The Company’s management believes Courthouse Marketplace is adequately insured.

Press Release

On October 30, 2013, the Company issued a press release announcing its acquisition of Pioneer Plaza, Fresh Market and Courthouse Marketplace.

Item 9.01.  Financial Statements and Exhibits

(d)          Exhibits

99.1       Press Release dated October 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS EDISON – ARC SHOPPING CENTER REIT INC.

Dated: October 30, 2013	By:	/s/ R. Mark Addy____________________
R. Mark Addy
Co-President and Chief Operating Officer